UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2022

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change-in-control agreement for Executive Chairman and former CEO modified to eliminate tax gross-up provision

Coterra Energy Inc. (the “Company” or “Coterra”) and Dan O. Dinges are party to a change-in-control agreement, as previously amended, and an employment letter agreement, each previously disclosed in the Company’s definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission on August 23, 2021. In response to the recommendation by a proxy advisory firm to vote against our 2022 say-on-pay proposal and the shareholder vote on executive compensation at the 2022 annual meeting of shareholders, and shareholder outreach, on December 27, 2022, the Company and Mr. Dinges entered into an amendment to his change-in-control agreement and employment letter agreement with the Company to eliminate the excise tax gross-up provision of the agreement. As consideration, the amendment provides that the change-in-control severance payment due to Mr. Dinges as a result of the termination of his employment as Executive Chairman on December 31, 2022 would accrue interest for the period from termination on December 31, 2022 until paid on or about July 24, 2023 based on the 6-month Treasury Bill rate posted to the Daily Treasury Par Yield Curve Rates section of the U.S. Department of the Treasury’s website on December 31, 2022.

The foregoing description of the amendment and the actions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Change In Control Agreement and Employment Letter Agreement dated December 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

By:	/s/ Adam Vela
Adam Vela
Vice President—General Counsel

Date: December 29, 2022